UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

Filed by the Registrant  ☒                 Filed by a Party other than the Registrant  ☐

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☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240, 14a-12

EPAM Systems, Inc.

(Name of Registrant as Specified in its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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41 UNIVERSITY DRIVE, SUITE 202    ◾     NEWTOWN, PENNSYLVANIA 18940

Additional Information Regarding the Annual Meeting of

Stockholders to be held on Tuesday, June 9, 2020

The following Notice of Change of Location relates to the proxy statement of EPAM Systems, Inc. (“EPAM”), dated April 29, 2020 (the “Proxy Statement”), furnished to EPAM’s stockholders in connection with the solicitation of proxies by EPAM’s Board of Directors for use at the Annual Meeting of Stockholders to be held on Tuesday, June 9, 2020 at 10:00 a.m. EDT (the “Annual Meeting”). This Additional Information, including a copy of the press release issued by EPAM about the change of location of the Annual Meeting, is being filed with the Securities and Exchange Commission and is being made available to stockholders of the Company on or about May 22, 2020.

The Notice and Accompanying Press Release Should be Read in

Conjunction with the Proxy Statement

Notice of Change of Location To a Virtual 2020 Annual Meeting of Stockholders

Date                 Tuesday, June 9, 2020

Time                10:00 a.m. EDT

Place                https://web.lumiagm.com/252625499

To Our Stockholders:

This Notice of Change of Location (this “Notice”) provides updated information with respect to EPAM’s 2020 Annual Meeting to be held on Tuesday, June 9, 2020 at 10:00 a.m. EDT. On April 29, 2020, EPAM filed its Proxy Statement with the Securities and Exchange Commission and commenced distribution of its Proxy Statement to its stockholders that same day. This Notice should be read in conjunction with the Proxy Statement.

On May 22, 2020, EPAM issued a press release announcing that due to the ongoing public-health crisis caused by the COVID-19 pandemic, recommendations of health officials regarding large in-person gatherings, anticipated extensions of restrictions on business openings in the communities surrounding our principal executive offices, and the importance of safeguarding the health and well-being of all of EPAM’s directors, officers, employees, and stockholders, the Annual Meeting will be held in a virtual-only format.

NOTICE IS HEREBY GIVEN that the Annual Meeting will be held virtually on Tuesday, June 9, 2020 at 10:00 a.m. EDT. The live audio webcast of the Annual Meeting can be accessed at https://web.lumiagm.com/252625499. While you will not be able to attend the Annual Meeting in person, the virtual Annual meeting has been designed to provide EPAM’s stockholders with the same opportunities to participate in the virtual meeting as they would have if physically present at the Annual Meeting.

As described in the Proxy Statement, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on April 13, 2020 or hold a legal proxy for the meeting provided by your broker or other nominee. To be admitted to and participate in the Annual Meeting, you must enter the 11-digit control number found on your proxy card, voting instruction form or notice you previously received, and the meeting password. The password for the meeting is epam2020. The Annual Meeting webcast will be available approximately one hour before the Annual Meeting begins. We encourage you to access the webcast in advance of the designated start time to allow time for you to log-in and test your device’s connection and audio quality.

You may vote during the Annual Meeting by following the instructions available at https://web.lumiagm.com/252625499. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote in advance by one of the methods described in the Proxy Statement for the Annual Meeting. The proxy card included with the Proxy Statement will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

The virtual Annual Meeting platform will permit you to submit questions during the Annual Meeting and EPAM will answer pertinent questions that are submitted during the Annual Meeting as time permits and in accordance with our rules of procedure for the Annual Meeting.

We appreciate your understanding about the change in the Annual Meeting location and thank you for your continued support of EPAM.

By Order of the Board of Directors of

EPAM Systems, Inc.:

Edward Rockwell

Senior Vice President, General Counsel and Corporate Secretary

May 22, 2020

EPAM to Hold Virtual 2020 Annual Stockholders Meeting

Newtown, PA — May 22, 2020 — EPAM Systems, Inc. (NYSE: EPAM), announced today that the location of its 2020 Annual Meeting of Stockholders has been changed to a virtual meeting format via live webcast at https://web.lumiagm.com/252625499, rather than in person. As previously announced, the Annual Meeting will be held on Tuesday, June 9, 2020, at 10:00 a.m. EDT. The change in meeting location and format was made due to the ongoing public-health crisis caused by the COVID-19 pandemic, recommendations of health officials regarding large in-person gatherings, anticipated extensions of restrictions on business openings in the communities surrounding our principal executive offices, and the importance of safeguarding the health and well-being of all of EPAM’s directors, officers, employees, and stockholders.

Attendance and Participation

As described in the Proxy Statement that EPAM began distributing on April 29, 2020, stockholders at the close of business on the record date, April 13, 2020, are entitled to participate in the Annual Meeting. The proxy card included with the Proxy Statement will not be updated to reflect the change in location and format and may continue to be used to vote shares in connection with the Annual Meeting.

The virtual Annual Meeting will be conducted on the Internet via live webcast at https://web.lumiagm.com/252625499. By logging into the webcast, stockholders of record will be able to participate in and listen to the meeting from any location and electronically vote their respective shares on all proposals to be considered at the Annual Meeting. To participate in the virtual Annual Meeting, stockholders will need the 11-digit control number included on their respective proxy card, their voting instruction form, or the Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting. Stockholders will also need the meeting password, which is epam2020.

The virtual Annual Meeting will begin promptly at 10:00 a.m. EDT on Tuesday, June 9, 2020. Online access and check-in will begin at 9:00 a.m. EDT. Participants should allow plenty of time to log in prior to the start of the Annual Meeting.

Questions

EPAM directors and management will answer pertinent questions during the Annual Meeting as time permits and in accordance with EPAM’s rules of procedure for the Annual Meeting. Any stockholder that wishes to ask a question should have his or her proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials available when accessing the website and follow the instructions for submitting written questions during the Annual Meeting.

Stockholder List

The list of EPAM’s stockholders of record entitled to vote at the Annual Meeting will be made available for viewing by stockholders for any relevant purpose during the Annual Meeting and for ten days preceding the Annual Meeting by contacting EPAM’s Investor Relations team. Stockholders requesting access to the list will be asked to provide the 11-digit control number found on their proxy card, voting instruction form or Notice of Internet Availability of Proxy Materials previously mailed or made available to stockholders entitled to vote at the Annual Meeting.

About EPAM Systems

Since 1993, EPAM Systems, Inc. (NYSE: EPAM) has leveraged its software engineering expertise to become a leading global product development, digital platform engineering, and top digital and product design agency. Through its ‘Engineering DNA’ and innovative strategy, consulting, and design capabilities, EPAM works in collaboration with its customers to deliver next-gen solutions that turn complex business challenges into real business outcomes. EPAM’s global teams serve customers in more than 30 countries across North America, Europe, Asia and Australia. As a recognized market leader in multiple categories among top global independent research agencies, EPAM was one of only four technology companies to appear on Forbes 25 Fastest Growing Public Tech Companies list every year of publication since 2013 and was the only IT services company featured on Fortune’s 100 Fastest-Growing Companies list of 2019. Learn more at www.epam.com and follow EPAM on Twitter @EPAMSYSTEMS and LinkedIn.

Contact:

EPAM Systems, Inc.

David Straube, Head of Investor Relations

Phone: +1-267-759-9000 x59419

david_straube@epam.com